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Exhibit 24.2

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael R. Farese and Rainer Growitz, and each of them singly, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any registration statement relating to this offering (registration number 333-120707) that is to become effective upon filing pursuant to Rule 462 under the Securities Act (a "462 Registration Statement"), any and all amendments and exhibits to this Registration Statement or any 462 Registration Statement, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or thereby, with full power and authority to do and perform any and all acts and things whatsoever requests and necessary or desirable.

/s/ JAN LOEBER Jan Loeber Director	Dated: April 18, 2005
/s/ LIANE PELLETIER Liane Pelletier Director	Dated: April 18, 2005

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  Exhibit 24.2
Power of Attorney